EXHIBIT 10.2

CERTIFICATE OF CONSENT TO ACTION WITHOUT MEETING OF THE BOARD OF DIRECTORS

Certificate of written consent to action without meeting of the board of directors of Amerihe Group (the "Corporation") dated this 20th day of December, 2022.

The Secretary of the Corporation Certifies that the Corporation is a corporation duly organized and operating under the laws of the State of California.

IT WAS RESOLVED THAT:

1.

The officers of the Corporation are authorized, empowered and directed to sell the following asset for the best price obtainable and under terms and conditions that are deemed reasonable and in the best interest of the Corporation:

1,500,000 shares of Common Stock to be issued and registered to FCCC, Inc. at $0.01 USD per share.

The officers and directors of the Corporation are authorized to take whatever action deemed necessary to ensure the reasonable and proper execution of the agreement of sale for this asset.

2.	Any one director or officer of the Corporation is authorized to sign all documents and perform such acts as may be necessary or desirable to give effect to the above resolution.

3.	This resolution may be executed in counterparts. Facsimile, scanned, or electronic signatures are binding and are considered to be original signatures.

(Signature) Yanrong Liu

(Signature) Huijun He

Page 1 of 2

Directors' Resolution	Page 2 of 2

In witness whereof, I have duly executed this Certificate of Corporate Resolution this 20th day of December, 2022.

__________________________

Huijun He, Secretary

I, Yanrong Liu, President of the Corporation, do hereby certify that Huijun He is the duly elected Secretary of the Corporation. I also certify that any signatures set out above are the correct signatures of those persons. I further certify that I have executed this resolution for the purpose stated above for and on behalf of the Corporation.

IN WITNESS WHEREOF, I have duly executed this certificate this 20th day of December, 2022.

__________________________

Yanrong Liu, President